EXHIBIT A 10.9

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
OMNIBUS STOCK PLAN
(Amended and Restated 2002 Long-Term Incentive Plan)

1. Purpose.  The purpose of the Omnibus Stock Plan (the "Omnibus Stock Plan") is to further and promote the interests of Central Vermont Public Service Corporation (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate executive officers, employees, and non-employee directors or those who will become executive officers, employees, or non-employee directors and to align the interests of those individuals and the Company's shareholders.  To do this, the Omnibus Stock Plan offers performance-based incentive grants and equity-based opportunities providing such executive officers, employees, and non-employee directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.  Definitions.  For purposes of the Omnibus Stock Plan, the following terms shall have the meanings set forth below:

2.1.  "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Omnibus Stock Plan in connection with the granting of Common Stock.

2.2.  "Board" means the Board of Directors of the Company, as constituted from time to time.

2.3.  "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.4.  "Committee" means the compensation committee of the Board.

2.5.  "Common Stock" means the common stock, $6 par value, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.  In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Omnibus Stock Plan.

2.6.  "Company" means Central Vermont Public Service Corporation, a Vermont Corporation, and its wholly-owned subsidiaries or any successor corporation to Central Vermont Public Service Corporation.

2.7.  "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.8.  "Fair Market Value" ("FMV") of a share of Common Stock means on, or with respect to, any given date, the average of the high and low quoted selling prices for a share of  Common Stock, as traded on the New York Stock Exchange ("NYSE") for such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.  If at any time the Common Stock is not traded on such exchange, the FMV of a share of the Common Stock shall be determined in good faith by the Committee in a manner that is consistent with Section 409A of the Code.

2.9.  "Participant" means any individual who is selected from time to time under Section 5 to receive a grant under the Omnibus Stock Plan.

2.10.  "Performance Units" means the units granted under Section 9 of the Omnibus Stock Plan and the relevant Award Agreement.

2.11.  "Omnibus Stock Plan" means the Company Omnibus Stock Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.12.  "Restricted Shares" means the shares of Common Stock granted pursuant to the provisions of Section 8 of the Omnibus Stock Plan and the relevant Award Agreement.

2.13.  "Retirement" means attaining the retirement age as defined in the Pension Plan of Central Vermont Public Service Corporation and its Subsidiaries for employees and attainment of the age of 70 for members of the Board as defined in the By-laws of the Company.

2.14.  "Stock Appreciation Rights" ("SAR") means an grant described in Section 7.2 of the Omnibus Stock Plan and granted pursuant to the provisions of Section 7 of the Omnibus Stock Plan and the relevant Award Agreement.

2.15.  "Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Omnibus Stock Plan and the relevant Award Agreement.  Stock Options granted under the Omnibus Stock Plan are not intended to qualify as "Incentive Stock Options" under Section 422 of the Code.

2.16.  “Stock Right”  means any Performance Unit that is based upon a specified number of shares of Common Stock, any Stock Option, any Restricted Stock or any Stock Appreciation Right that, in each case, is awarded pursuant to a Participant under the Omnibus Stock Plan.

2.17.  "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

3.  Administration.

3.1.  The Committee.  The Omnibus Stock Plan shall be administered by the Committee.

3.2.  Omnibus Stock Plan Administration and Rules.  The Committee is authorized to construe and interpret the Omnibus Stock Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Omnibus Stock Plan.  Subject to the terms and conditions of the Omnibus Stock Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Omnibus Stock Plan including, without limitation, (a) selecting the Omnibus Stock Plan's Participants, (b) making grants in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms, and conditions upon such grants as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s) or reconciling any technical inconsistency(ies) in the Omnibus Stock Plan and/or any Award Agreement.  The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Omnibus Stock Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selecting Participants and/or granting any stock to Participants.  The Committee's determinations under the Omnibus Stock Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Omnibus Stock Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.  The Company shall effect the granting of Common Stock under the Omnibus Stock Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3.  Liability Limitation.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Omnibus Stock Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.  Term of Omnibus Stock Plan/Common Stock Subject to Omnibus Stock Plan.

4.1.  Term.  The Omnibus Stock Plan shall terminate on May 8, 2012 and after such date no further Common Stock shall be granted under the Omnibus Stock Plan but stock previously granted may extend beyond such date.

4.2.  Common Stock.  The maximum number of shares of Common Stock that may be issued under the Omnibus Stock Plan, subject to adjustment as provided in Section 13.2 of the Omnibus Stock Plan, shall not exceed 450,000 shares.  Common Stock which may be issued under the Omnibus Stock Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares.  No fractional shares of Common Stock shall be issued under the Omnibus Stock Plan.

4.3.  Computation of Available Shares.  For the purpose of computing the total number of shares of Common Stock available for issuance under the Omnibus Stock Plan, there shall be counted against the limitations set forth in Section 4.2 of the Omnibus Stock Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of grants under Sections 6 and 7 of the Omnibus Stock Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Omnibus Stock Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the Omnibus Stock Plan, in each case determined as of the date on which such grants are settled by the issuance of stock.  If any grants expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such grants shall again be available for grants under the Omnibus Stock Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such grants.

For purposes of determining the maximum number of shares of Common Stock available for grants under the Omnibus Stock Plan, if the exercise price of any Stock Option granted under the Omnibus Stock Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to be delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Omnibus Stock Plan.

To the extent any shares of Common Stock subject to an grant are surrendered to the Company in order to satisfy any applicable tax withholding obligation required pursuant to Section 16.1, such shares shall again be available for issuance.

5. Eligibility.  Individuals eligible for grants under the Omnibus Stock Plan shall consist of non-employee directors, executive officers, and employees or those who will become non-employee directors or executive officers or employees of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.  A grant may be awarded to an executive officer or non-employee director prior to the date the executive officer is hired or first performs services for the Company or any Subsidiary, or the non-employee director is elected or appointed to the Board, provided, however, that such grant shall not become exercisable and/or vested prior to the date the executive officer first performs such services or the non-employee director is elected or appointed.

6.  Stock Options.

6.1.  Terms and Conditions.  Stock Options granted under the Omnibus Stock Plan shall be in respect of Common Stock and shall not constitute "Incentive Stock Options" pursuant to Code Section 422.  Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Omnibus Stock Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2.  Grant.  Stock Options may be granted under the Omnibus Stock Plan in such form as the Committee may from time to time approve.  Stock Options may be granted alone or in addition to other grants under the Omnibus Stock Plan or in tandem with Stock Appreciation Rights.

6.3.  Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee, but may not be less than one hundred percent (100%) of the FMV of a share of Common Stock on the date immediately preceding the date on which the Stock Option is granted.

No Stock Option shall provide by its terms for the resetting of its exercise price or for its cancellation and re-issuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Stock Options hereunder.

6.4.  Term.  The term of each Stock Option shall be such period of time as is fixed by the Committee.

6.5.  Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary's designee, specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the exercise price (a) in cash, by certified check, bank draft, or money order payable to the order of the Company, (b) if permitted by the Committee (in its sole discretion), by delivery of shares of Common Stock already owned by the Participant for at least six (6) months, or (c) in some other form of payment acceptable to the Committee.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.  Any portion of a Stock Option that is exercised may not be exercised again.

6.6.  Exercisability.  Any Stock Option granted under the Omnibus Stock Plan shall become exercisable on such date or dates as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option.

6.7.  Tandem Grants.  If Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreement, the right of any Participant to exercise any such tandem Stock Option shall terminate to the extent such Participant exercises the Stock Appreciation Right to which such Stock Option is related.

7.  Stock Appreciation Rights.

7.1.  Terms and Conditions.  The grant of SARs under the Omnibus Stock Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Omnibus Stock Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2.  Stock Appreciation Rights.  A grant with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the FMV of a share of Common Stock on the date of exercise over the FMV of a share of Common Stock on the date or settlement of the grant of the SAR, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised.

7.3.  Grant.  An SAR may be granted in addition to any other grant under the Omnibus Stock Plan, in tandem with or independent of a Stock Option.

7.4.  Date of Exercisability.  Any SAR, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such SAR, or (b) provided in an Award Agreement, an SAR granted under the Omnibus Stock Plan may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term.  Notwithstanding the preceding sentence, in no event shall an SAR be exercisable prior to the exercisability of any Stock Option with which it is granted in tandem.  The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some SARs shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5.  Form of Payment.  Upon exercise of an SAR, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.6.  Tandem Grant.  The right of a Participant to exercise a tandem SAR shall terminate to the extent such Participant exercises the Stock Option to which such SAR is related.

8.  Restricted Shares.

8.1.  Terms and Conditions.  Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Omnibus Stock Plan, as the Committee shall set forth in the relevant Award Agreement.

Nothing in this Omnibus Stock Plan shall require that Restricted Shares be subject to any conditions and nothing herein shall limit or restrict the Committee's ability to grant fully vested and nonforfeitable Restricted Shares.  Restricted Shares may be granted alone or in addition to any other grants under the Omnibus Stock Plan.  Subject to the terms of the Omnibus Stock Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant.  With respect to each Participant receiving a grant of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares.  Except as otherwise provided in this Section 8.1, such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE CENTRAL VERMONT PUBLIC SERVICE CORPORATION OMNIBUS STOCK PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND CENTRAL VERMONT PUBLIC SERVICE CORPORATION."

Such stock certificate evidencing such shares shall in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.  Restricted Shares that are granted fully vested and nonforfeitable shall not contain the legend provided above.

8.2.  Restricted Share Grants.  A grant of Restricted Shares is an issuance of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

8.3.  Restriction Period.  In accordance with Sections 8.1 and 8.2 of the Omnibus Stock Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). During the Restriction Period, if any, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such grant.  Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, if any, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Omnibus Stock Plan.

8.4.  Payment of Restricted Share Grants.  After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, or upon the grant of the Restricted Shares, if such Restricted Shares are fully vested and nonforfeitable, a new certificate, without the legend set forth in Section 8.1 of the Omnibus Stock Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

8.5.  Shareholder Rights.  A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Omnibus Stock Plan or in the relevant Award Agreement).  Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

9.  Performance Units.

9.1.  Terms and Conditions.  Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Omnibus Stock Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2.  Performance Unit Grants.  A Performance Unit is a grant of units (with each unit representing such monetary amount or such amount represented in shares of Common Stock as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

9.3.  Grants.  Performance Units may be granted alone or in addition to any other grants under the Omnibus Stock Plan.  Subject to the terms of the Omnibus Stock Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any Performance Units granted to any Participant.

9.4.  Performance Goals and Performance Periods.  Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such grants if the Company and/or the Participant achieves certain performance goals during and in respect of a designated performance period (the "Performance Period"). The performance goals and the Performance Period shall be established by the Committee, in its sole discretion.  The Committee shall establish performance goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  These performance measures may include items such as 1) relative total shareholder return, 2) return on assets, return on equity, and return on capital employed, 3) customer service and reliability standards set forth by the Vermont Public Service Board, 4) customer satisfaction, 5) safety goals, 6) comparisons to peer companies, 7) earnings per share, 8) net income, and 9) cash flow.  The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the grant which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period.  Such performance measures shall be defined as to their respective components and meaning by the Committee.  During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time; provided, however, that in the case of Performance Units intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no such adjustment shall result in an increase of the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

9.5.  Payment of Units.  With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned.

Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period (and any additional vesting period provided in the relevant Award Agreement) in cash, in unrestricted Common Stock, in Restricted Shares, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

9.6.  Performance-Based Grants.  Performance Units, Restricted Shares, and other grants subject to performance criteria that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder, which performance goals shall include the Performance Goals.  The payout of any such grant in the case of Performance Units intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

10.  Deferral.

10.1.  Deferrals.  The Committee may, pursuant to any plan of the Company or any Subsidiary allowing the deferral of compensation, permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any grant made under the Omnibus Stock Plan.  If any such election is permitted, the Committee shall establish rules and procedures for such deferrals.

11.  Maximum Yearly Issuance of Common Stock.  The maximum amounts of shares of Common Stock available for issuance under this Section 11 are subject to adjustment under Section 13 and are subject to the Omnibus Stock Plan maximum under Section 4.2.

11.1. Performance Units.  No individual Participant may receive in any calendar year grants of Performance Units exceeding 50,000 shares of Common Stock or the then equivalent FMV of such shares on the grant date(s).

11.2. Stock Options and Stock Appreciation Rights.  No individual Participant may receive in any calendar year grants of Stock Options or Stock Appreciation Rights covering in excess of 100,000 shares of Common Stock.

11.3. Restricted Shares.  No individual Participant may receive in any calendar year grants of Restricted Shares exceeding 70,000 shares of Common Stock.

12. Non-transferability of Grants.  Unless otherwise provided in an Award Agreement, no stock granted pursuant to the Omnibus Stock Plan, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession.  No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony, or separate maintenance.  Unless otherwise provided in an Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

13.  Changes in Capitalization and Other Matters.

13.1.  No Corporate Action Restriction.  The existence of the Omnibus Stock Plan, any Award Agreement and/or any grant pursuant to the Omnibus Stock Plan shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary.  No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

13.2.  Adjustments.  Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Award Agreement:

A. Stock Dividends and Stock Splits. If

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(i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or

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(ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of a Stock Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Section 4.

The number of Shares subject to the limitation in Section 4 shall also be proportionately adjusted upon the occurrence of the events described in (i) and (ii) above.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Stock Options, either:

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(i) make appropriate provision for the continuation of such Stock Options by substituting on an equitable basis for the Shares then subject to such Stock Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or

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(ii) upon written notice to the Participants, provide that all Stock Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Stock Options shall terminate; or

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(iii) terminate all Stock Options in exchange for a cash payment equal to the excess of the FMV of the Shares subject to such Stock Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Stock Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Restricted Share grants, the Administrator or the Successor Board, shall either:

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(i) make appropriate provisions for the continuation of such Restricted Share grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Restricted Share grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or

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(ii) terminate all Restricted Share grants in exchange for a cash payment equal to the excess of the FMV of the Shares subject to such Restricted Share grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Restricted Share grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Stock Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Stock Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D. Adjustments to Stock-Based Grants. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding stock-based grant shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Section 13, including, but not limited to the effect if any, of a Change in Control and, subject to Section 4, its determination shall be conclusive.

14.  Change-In-Control ("CIC").

14.1.  Acceleration of Unvested Grants.  Notwithstanding any provision in the Omnibus Stock Plan to the contrary, if a CIC of the Company occurs (a) all Stock Options and/or Stock Appreciation Rights then unexercised and outstanding shall become fully vested and exercisable as of the date of the CIC, (b) all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of the CIC, and (c) the Performance Period shall be deemed completed, all Performance Goals shall be deemed attained at target levels and all Performance Units shall be deemed to have been fully earned pro-rated as of the date of the CIC . The immediately preceding sentence shall apply to only those Participants who are employed by the Company and/or one of its Subsidiaries as of the date of the CIC.

14.2.  Change In Control.  For the purpose of this Omnibus Stock Plan, a "CIC" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

14.2.1.  The acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Company representing 20% of the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”);

14.2.2.  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

14.2.3.  The consummation of a reorganization, merger or consolidation or sale or other disposition of more than 50% of the assets of Company (a “Capital Transaction”), in each case, unless, following such Capital Transaction, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Capital Transaction beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Capital Transaction (including, without limitation, a corporation which as a result of such transaction owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Capital Transaction of the Outstanding Voting Securities; or

14.2.4.  Approval by the stockholders of Company of a complete liquidation or dissolution of Company.

15.  Amendment, Suspension and Termination.

15.1.  In General.  The Board may suspend or terminate the Omnibus Stock Plan (or any portion thereof) at any time and may amend the Omnibus Stock Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all grants conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary.  No such amendment, suspension or termination shall (a) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Shares, without the consent of such Participant, (b) increase the number of shares of Common Stock available for grants pursuant to Section 4.2 without shareholder approval, or (c) increase the maximum number of shares of Common Stock that any individual Participant may receive subject to any Stock Options, Stock Appreciation Rights, Restricted Shares or Performance Units pursuant to Section 11, without shareholder approval.

15.2.  Award Agreement Modifications.  The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Shares in any manner to the extent that the Committee under the Omnibus Stock Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such

Stock Options, Stock Appreciation Rights, Performance Units or Restricted Shares, including, without limitation, changing or accelerating (a) the date or dates as of which Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which Restricted Shares shall become vested, or (c) the Performance Period or Performance Goals in respect of any Performance Units provided, however, that in the case of Performance Units or Restricted Shares intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no such amendment or modification shall result in an increase of the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award Agreement without the consent of such Participant.

16.  Miscellaneous.

16.1.  Tax Withholding.  The Company shall have the right to deduct from any payment or settlement under the Omnibus Stock Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.  Shares of Common Stock may be used to satisfy any such tax withholding.  Such Common Stock shall be valued based on the FMV of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee.  In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Omnibus Stock Plan.

16.2.  No Right to Employment.  Neither the adoption of the Omnibus Stock Plan, the granting of any stock, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3.  Unfunded Plan.  The Omnibus Stock Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any grants under the Omnibus Stock Plan.  Any liability of the Company to any person with respect to any grant under the Omnibus Stock Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Omnibus Stock Plan or any such Award Agreement.  No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary.  Nothing contained in the Omnibus Stock Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

16.4.  Payments to a Trust.  The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Omnibus Stock Plan.

16.5.  Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award Agreement made pursuant to the Omnibus Stock Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of an grant or portion of an grant should be included to accurately reflect competitive compensation practices or to recognize that a grant has been made in lieu of a portion of competitive annual base salary or other cash compensation.  Grants under the Omnibus Stock Plan may be made in addition to, in combination with, or as alternatives to, grants or payments under any other plans or arrangements of the Company or its Subsidiaries.  The existence of the Omnibus Stock Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6.  Listing, Registration, and Other Legal Compliance.  No grants or shares of the Common Stock shall be required to be issued or granted under the Omnibus Stock Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations.  The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Omnibus Stock Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission ("SEC"), any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.  In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any grant, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award Agreement, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.  With respect to persons subject to Section 16 of the Exchange Act, transactions under the Omnibus Stock Plan are intended to comply with all applicable conditions of SEC Rule 16b-3.

16.7.  Award Agreements.  Each Participant receiving a grant under the Omnibus Stock Plan shall enter into an Award Agreement with the Company in a form specified by the Committee.  Each such Participant shall agree to the restrictions, terms and conditions of the grant set forth therein and in the Omnibus Stock Plan.

16.8.  Designation of Beneficiary.  Each Participant to whom a grant has been made under the Omnibus Stock Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or Stock Appreciation Right or to receive any payment which under the terms of the Omnibus Stock Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death.  At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary.  Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate.  If the Participant designates more than one beneficiary, any payments under the Omnibus Stock Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.9.  Leaves of Absence/Transfers.  The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Omnibus Stock Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant.  Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary.  If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

16.11.  Governing Law.  The Omnibus Stock Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Vermont, without reference to the principles of conflict of laws thereof.  Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Omnibus Stock Plan.

16.12.  Effective Date.  The Omnibus Stock Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Omnibus Stock Plan by the Company's shareholders in accordance with Section 162(m) of the Code and the authorization of the Omnibus Stock Plan by the Vermont Public Service Board ("VPSB").  Any stock issued prior to the approval by the shareholders and/or the authorization by the VPSB shall be contingent upon such approval and authorization.